Exhibit 1.3(b)

ACCESSION DEED

THIS DEED is made the 3rd day of August 2013

BETWEEN

(1)	BARCLAYS PLC, a company registered in England and Wales with number 00048839 and whose registered office is at 1 Churchill Place, London E14 5HP;

(2)	BARCLAYS BANK PLC, whose registered office is at 1 Churchill Place, London E14 5HP (“Barclays” or the “Global Co-ordinator”);

(3)	CREDIT SUISSE SECURITIES (EUROPE) LIMITED, whose registered office is at One Cabot Square, Canary Wharf, London E14 4QJ (“CSSEL” or the “Sponsor”);

(4)	CREDIT SUISSE AG, LONDON BRANCH, a corporation domiciled/incorporated in Zurich, Switzerland, operating in the United Kingdom under branch registration number BR000469 at One Cabot Square, Canary Wharf, London E14 4QJ (“CSAG” and together with CSSEL, “CS”);

(5)	DEUTSCHE BANK AG, LONDON BRANCH, a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch registration number BR000005, acting through its London Branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB (“Deutsche Bank”);

(6)	CITIGROUP GLOBAL MARKETS LIMITED, whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (“Citi”);

(7)	MERRILL LYNCH INTERNATIONAL, whose registered office is at 2 King Edward Street, London EC1A 1HQ (“BofAML” and together with CSSEL, CSAG, Deutsche Bank and Citi, each an “Initial Underwriter”);

(8)	ABN AMRO BANK N.V., whose registered office is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, the Netherlands (“ABN AMRO”);

(9)	BANCO SANTANDER S.A., whose registered office is at Paseo de Pereda 9-12 Santander C.P. 39004, Spain (“Banco Santander”);

(10)	BNP PARIBAS, whose registered office is at 16, boulevard des Italiens, 75009 Paris, France (“BNP PARIBAS”);

(11)	ING BANK N.V., whose registered office is at Bijlmerplein 888, 1102 MG Amsterdam, the Netherlands (“ING”);

(12)	J.P. MORGAN SECURITIES PLC, whose registered office is at 25 Bank Street, Canary Wharf, London E14 5JP (“JPMC”);

(13)	MEDIOBANCA – BANCA DI CREDITO FINANZIARIO S.P.A., whose registered office is at Piazzetta E. Cuccia, 1, 20121 Milan, Italy (“Mediobanca”);

(14)	MORGAN STANLEY SECURITIES LIMITED, whose registered office is at 25 Cabot Square, London E14 4QA (“Morgan Stanley”);

(15)	RBC EUROPE LIMITED, whose registered office is at Riverbank House, 2 Swan Lane, London, EC4R 3BF (“RBC”); and

(16)	SMBC NIKKO CAPITAL MARKETS LIMITED, whose registered office is at One New Change, London EC4M 9AF (“SMBC Nikko”); and together with ABN AMRO, Banco Santander, BNP Paribas, ING, JPMC, Mediobanca, Morgan Stanley and RBC, each an “Additional Underwriter”).

NOW THIS DEED WITNESSETH as follows:

1.	APPOINTMENT OF ADDITIONAL UNDERWRITERS

1.1	Further to the underwriting agreement dated 30 July 2013 between the Company, the Global Co-ordinator and the Initial Underwriters (the “Underwriting Agreement”) a certified copy of which is appended hereto, the Company hereby appoints:

•	ABN AMRO;

•	Banco Santander;

•	BNP PARIBAS;

•	ING;

•	JPMC;

•	Mediobanca;

•	Morgan Stanley;

•	RBC; and

•	SMBC Nikko,

as an Additional Underwriter for the purposes of the Underwriting Agreement with all the authority, rights, powers, duties and obligations of an Underwriter under the Underwriting Agreement as if originally named as an Underwriter in the Underwriting Agreement and each Additional Underwriter covenants to comply with the provisions of the Underwriting Agreement which are expressed to be binding on it.

1.2	Each Underwriter agrees on and subject to the terms of the Underwriting Agreement that its Proportionate Share for the purposes of the Underwriting Agreement shall be as follows:

CSAG	10.0 per cent.

CSSEL	5.0 per cent.

Deutsche Bank	15.0 per cent.

Citi	15.0 per cent.

BofAML	15.0 per cent.

ABN AMRO	5.0 per cent.

Banco Santander	5.0 per cent.

BNP PARIBAS	5.0 per cent.

ING	5.0 per cent.

JPMC	5.0 per cent.

Mediobanca	5.0 per cent.

Morgan Stanley	5.0 per cent.

RBC	2.5 per cent.

SMBC Nikko	2.5 per cent.

100 per cent.

1.3	The Company represents, warrants and undertakes to the Additional Underwriters appointed pursuant to this Accession Deed that each statement set out in Part A of Schedule 3 of the Underwriting Agreement was true and accurate and not misleading at the date of the Underwriting Agreement and this Accession Deed.

2.	SPONSOR FEE

The Company, the Global Co-ordinator, the Initial Underwriters and the Additional Underwriters agree that the last sentence in Clause 10.1 of the Underwriting Agreement as set out below:

“In addition, the Company shall pay to the Sponsor in consideration for its services under this Agreement a fee of GBP 1,553,656 or, if Admission occurs on or after 4 October 2013, GBP 553,656 (the “Sponsor Fee”)”, shall be deleted in its entirety and replaced with the following:

“In addition, the Company will pay to the Sponsor a fee of up to GBP 1,553,656 (the “Sponsor Fee”) in consideration for its services under this Agreement. Any payment made to the Sponsor pursuant to the foregoing shall be based upon the Company’s assessment, in its absolute discretion, of the Sponsor’s performance in its capacity as sponsor in connection with the Rights Issue and Admission.”

3.	RIGHTS ISSUE AGREEMENT AMONG UNDERWRITERS

Each Additional Underwriter undertakes to execute, promptly and without amendment, a rights issue agreement among underwriters accession deed pursuant to which the Additional Underwriter covenants with each of the Initial Underwriters and any other person who becomes, or has become, a party to the Rights Issue Agreement Among Underwriters (as defined below), to observe, perform and be bound by all of the terms of the Rights Issue Agreement Among Underwriters as if it had been an original party thereto and named therein. For the purposes of this Accession Deed, “Rights Issue Agreement Among Underwriters” means the rights issue agreement among underwriters entered into by the Initial Underwriters in connection with the Rights Issue dated 30 July 2013.

4.	MISCELLANEOUS

4.1	The provisions of Clauses 18, 19, 20, 21.2, 22, 23, 25, 27 and 28 of the Underwriting Agreement shall apply to this Accession Deed as if set out herein. Schedule 1 of this Accession Deed supplements Schedule 7 in the Underwriting Agreement and sets out the relevant information in relation to the Additional Underwriters for the purposes of Clauses 5.3, 14.1 and 14.2 and paragraphs 2.7 and 2.8 of Part B of Schedule 3 of the Underwriting Agreement.

4.2	All terms and expressions which have defined meanings in the Underwriting Agreement shall have the same meanings in this Accession Deed except where the context requires otherwise or unless otherwise stated.

4.3	The Company and the Additional Underwriters appointed pursuant to this Accession Deed confirm the provisions of the Underwriting Agreement (as amended pursuant to this Accession Deed) and acknowledge that this Accession Deed shall form part of and shall be read in conjunction with the Underwriting Agreement.

4.4	Save as amended by this Accession Deed, the Underwriting Agreement shall remain in full force and effect as originally executed.

4.5	Each of the parties to this Accession Deed with an address outside England shall at all times maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with the Underwriting Agreement and this Accession Deed. Such agent shall be the company at the address stated in Schedule 2 of this Accession Deed and any writ, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to such agent at its address for the time being. Each of the parties with an address outside England irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Global Co-ordinator requests such party to do so it shall promptly appoint another such agent with an address in England and advise the Global Co-ordinator of them. If, following such request, the relevant party fails to appoint another agent, the Global Co-ordinator shall be entitled to appoint one on the relevant party’s behalf and at such party’s expense.

SCHEDULE 1

BANKS

ABN AMRO Bank N.V.	Gustav Mahlerlaan 10, 1082 PP Amsterdam, the Netherlands

Banco Santander S.A.	Paseo de Pereda 9-12 Santander C.P. 39004, Spain

BNP PARIBAS	16, boulevard des Italiens, 75009 Paris, France

ING Bank N.V.	Bijlmerplein 888, 1102 MG Amsterdam, the Netherlands

J.P. Morgan Securities plc	25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom

Mediobanca – Banca di Credito Finanziario S.p.A.	Piazzetta E. Cuccia, 1, 20121 Milan, Italy

Morgan Stanley Securities Limited	25 Cabot Square, London E14 4QA, United Kingdom

RBC Europe Limited	Riverbank House, 2 Swan Lane, London, EC4R 3BF, United Kingdom

SMBC Nikko Capital Markets Limited	One New Change, London EC4M 9AF, United Kingdom

Such information relating to a Bank and such Bank’s activities relating to the Ordinary Shares, the ADS and/or the rights as shall be required in the Prospectus or the US Prospectus and provided to the Company by such Bank in writing specifying that such information is specifically for inclusion in the Prospectus or the US Prospectus under applicable law and regulation.

SCHEDULE 2

AGENTS FOR SERVICE OF PROCESS

ABN AMRO Bank N.V.	ABN AMRO Bank N.V., UK Branch; 5 Aldermanbury Square, London EC2V 7HR, United Kingdom; for the attention of Angela Cobbina

Banco Santander S.A.	Banco Santander, London Branch; 2-3 Triton Square, Regent’s Place, London NW1 3AN, United Kingdom; for the attention of John Carroll

BNP PARIBAS	BNP PARIBAS, London Branch; 10 Harewood Avenue, London NW1 6 AA, United Kingdom; for the attention of Loans Administration Department

ING Bank N.V.	ING Bank N.V. / London Branch; 60 London Wall, London EC2M 5TQ, United Kingdom; for the attention of Michael Amos

Mediobanca – Banca di Credito Finanziario S.p.A.	Mediobanca – Banca di Credito Finanziario S.p.A. (London Branch); 33 Grosvenor Place SW1X 7HY London, United Kingdom; for the attention of William Lavelle

IN WITNESS WHEREOF this Accession Deed has been duly executed as a deed and it is intended to be and it is hereby delivered by us as a deed.

SIGNED as a deed by	)
)
Lawrence Charles Dickinson	)
as attorney for BARCLAYS PLC	)
in the presence of:	)
/s/ Lawrence Dickinson

/s/ Claudius Furtwängler	Signature of witness
Claudius Furtwängler	Name of witness
21 Marlow House	Address of witness
Calvert Avenue
London E2 7JL

SIGNED as a deed by	)
BARCLAYS BANK PLC	)

/s/ Stephanie Kogels	Signature
Stephanie Kogels	Name

in the presence of:

/s/ H.A. Joanknecht	Signature of witness
H. A. Joanknecht	Name of witness
Flat 1, Northwick House	Address of witness
1 St. John’s Wood Road
London NW8 8RD

SIGNED as a deed by John Sandhu	)	/s/ John Sandhu
)
and by Alex Carter	)	/s/ Alex Carter
)
for and on behalf of	)
CITIGROUP GLOBAL MARKETS	)
LIMITED	)

SIGNED as a deed by /s/ Nick Koemtzopoulos	)	Nick Koemtzopoulos
	)	Managing Director
in the presence of /s/ David Radcliffe	)
)
and by /s/ Nick Williams	)	Nick Williams
	)	Managing Director
in the presence of /s/ David Radcliffe	)
for and on behalf of	)
CREDIT SUISSE SECURITIES	)
(EUROPE) LIMITED	)

/s/ David Radcliffe	Signature of witness
David Radcliffe	Name of witness
Flat 2	Address of witness
4 Johnson’s Court
London EC4A 3EA

/s/ David Radcliffe	Signature of witness
David Radcliffe	Name of witness
Flat 2	Address of witness
4 Johnson’s Court
London EC4A 3EA

SIGNED as a deed by /s/ Nick Koemtzopoulos	)	Nick Koemtzopoulos
	)	Managing Director
in the presence of /s/ David Radcliffe	)
)
and by /s/ Nick Williams	)	Nick Williams
	)	Managing Director
in the presence of /s/ David Radcliffe	)
for and on behalf of	)
CREDIT SUISSE AG, LONDON	)
BRANCH	)

/s/ David Radcliffe	Signature of witness
David Radcliffe	Name of witness
Flat 2	Address of witness
4 Johnson’s Court
London EC4A 3EA

/s/ David Radcliffe	Signature of witness
David Radcliffe	Name of witness
Flat 2	Address of witness
4 Johnson’s Court
London EC4A 3EA

SIGNED as a deed by Neil A Kell	)	/s/ Neil A Kell
)
in the presence of James Corner	)
)
and by Claire Brooksby	)	/s/ Claire Brooksby
)
in the presence of James Corner	)
for and on behalf of	)
DEUTSCHE BANK AG, LONDON	)
BRANCH	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

Signature of witness
Name of witness
Address of witness

SIGNED as a deed by /s/ Diego Fiorillo	)	Diego Fiorillo
for and on behalf of	)	Director
MERRILL LYNCH INTERNATIONAL	)	Merrill Lynch International
in the presence of	)

/s/ Peter Nichols	Signature of witness
Peter Nichols	Name of witness
53C Achilles Road	Address of witness
London

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
ABN AMRO BANK N.V.	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
BANCO SANTANDER S.A.	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
BNP PARIBAS	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
ING BANK N.V.	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
J.P. MORGAN SECURITIES PLC	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
MEDIOBANCA – BANCA DI	)
CREDITO FINANZIARIO S.P.A.	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
MORGAN STANLEY	)
SECURITIES LIMITED	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
RBC EUROPE LIMITED	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV

SIGNED as a deed by Neil A Kell	)
as attorney for	)	/s/ Neil A Kell
SMBC NIKKO CAPITAL	)
MARKETS LIMITED	)
in the presence of:	)

/s/ James Corner	Signature of witness
James Corner	Name of witness
7A Trinity Church Square	Address of witness
London SE1 4HV